Exhibit 32

             Certification Pursuant to 18 U.S.C. Section 1350
   As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Louisville Gas and Electric Company and Kentucky Utilities Company (the "Companies") on Form 10-Q for the period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge,

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies as of the dates and for the periods expressed in the Report.


August 14, 2006

                         /s/  Victor A. Staffieri
                     Chairman of the Board, President
                        and Chief Executive Officer
                    Louisville Gas and Electric Company
                        Kentucky Utilities Company




                          /s/  S. Bradford Rives
                          Chief Financial Officer
                    Louisville Gas and Electric Company
                        Kentucky Utilities Company


The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.